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WORLD TRUST
Registration Number 811-7399

EXHIBIT INDEX

Exhibit 2.  By-laws
Exhibit 6.  Placement Agency Agreement
Exhibit 8.  Custody Agreement
Exhibit 9.  Transfer Agency Agreement